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                                                                    EXHIBIT 21.1

                       THE PMI GROUP, INC. - SUBSIDIARIES

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                                                         Name Under Which Subsidiary Does     Jurisdiction of
 Subsidiary Name                                         Business (if different)              Incorporation
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
 PMI Mortgage Insurance Co.                                                                   Arizona
 PMI Capital Corporation                                                                      Delaware
 American Pioneer Title Insurance Co.                    Chelsea Title Company                Florida
 Residential Guaranty Co.                                                                     Arizona
 PMI Mortgage Guaranty Co.                                                                    Arizona
 Residential Insurance Co.                                                                    Arizona
 TPG Insurance Co.                                                                            Vermont
 TPG Segregated Portfolio Company                                                             Cayman
 PMI Mortgage Insurance Australia (Holdings) Pty
  Limited                                                                                     Australia
 PMI Mortgage Insurance Ltd                                                                   Australia
 PMI Indemnity Limited                                                                        Australia
 TPG Reinsurance Company Limited                                                              Ireland
 PMI Mortgage Insurance Company Limited                                                       Ireland
 PMI Insurance Services Limited                                                               United Kingdom
 PMI Plaza LLC                                                                                Delaware
 Fairbanks Capital Holding Corp. (unconsolidated,
  partially owned)                                                                            Delaware
 RAM Holdings Ltd (unconsolidated, partially owned)                                           Bermuda
 RAM Holdings Ltd II (unconsolidated, partially owned)                                        Bermuda
 CMG Mortgage Insurance Company
  (unconsolidated, partially owned)                                                           Wisconsin
 CMG Mortgage Reinsurance Company (unconsolidated,
  partially owned)                                                                            Wisconsin
 CMG Mortgage Assurance Company (unconsolidated,
  partially owned)                                                                            Wisconsin
 Truman Capital Founders, LLC (unconsolidated,
  partially owned)                                                                            Delaware
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